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                                                               Exhibit 4(b)(xiv)

                                    METLOGO
                      METROPOLITAN LIFE INSURANCE COMPANY
                  One Madison Avenue, New York, NY 10010-3690

                                  ENDORSEMENT


This Endorsement amends the Tax Sheltered Annuity ("TSA") Certificate to which it is attached.

No withdrawal charge will apply to withdrawals from this TSA Certificate if, at the time the Certificate is issued, you have already retired or separated from service with your TSA employer.







     -S-                                         -S-

Louis J: Ragusa                             Harry P. Kamen
Vice-President & Secretary                  Chairman, President and Chief
                                            Executive Officer

G.20247-563